Exhibit 10.23

(TRANSLATION)

[Bears the symbol of “VM Energía”]

¡ Villar Mir Group

ELECTRICITY SUPPLY AGREEMENT FOR THE FACILITIES

OF “FERROATLÁNTICA, S.L.” SITUATED AT BOO DE

GARNIZO (CANTABRIA, SPAIN)

In Madrid, Spain, on 22 June 2010

ARTICLES TABLE OF CONTENTS

ONE. PURPOSE OF THE AGREEMENT		3
TWO. CHARACTERISTICS OF THE ELECTRICITY SUPPLY AND ELECTRICITY GRID ACCESS CHARGES		3
THREE. INVOICING OF THE ELECTRICITY SUPPLIED		3
FOUR. EFFECTIVE TERM		5
FIVE. QUALITY OF THE ELECTRICITY SUPPLY		5
SIX. TAXES		5
SEVEN. REVIEW OF PRICES FOR REGULATORY CHANGES		5
EIGHT. MEASUREMENT EQUIPMENT		6
NINE. INVOICING AND PAYMENT TERMS AND CONDITIONS		6
TEN. ELECTRICITY CONSUMPTION FORECAST		8
ELEVEN. SETTLEMENT CALCULATIONS		9
TWELVE. TEMPORARY SUSPENSION OF THE ELECTRICITY SUPPLY		9
THIRTEEN. FORCE MAJEURE		9
FOURTEEN. TERMINATION OF THE AGREEMENT		10
FIFTEEN. APPLICABLE LAW AND JURISDICTION		10
SIXTEEN. PARTIAL NULLITY		10
SEVENTEEN. CONFIDENTIALITY		11
EIGHTEEN. NOTIFICATIONS		11
SCHEDULE 1:	FIXED PRICE ELECTRICITY SUPPLY FORM	12
SCHEDULE 2:	CONSUMPTION SCHEDULES	14
SCHEDULE 3:	POWER SUPPLY INVOICE SAMPLES	15

ELECTRICITY SUPPLY FRAMEWORK AGREEMENT FOR THE FACILITIES OF “FERROATLÁNTICA, S.L.” SITUATED AT BOO DE GUARNIZO (CANTABRIA, SPAIN)	Page 1 of 16

In Madrid, Spain, on 22 June 2010, between

AS THE ONE PARTY:

FERROATLÁNTICA, S.L., (hereinafter, the “Purchaser” or the “Client”), with N.I.F. (V.A.T. No.) B-80420516, with its registered office situated at Paseo de la Castellana, 259 D, 49th floor, Madrid, Spain, with Mr Carlos Oliete Fernández acting on behalf of and representing the foregoing company, in exercise of the powers conferred upon him by virtue of the public deed executed before the Notary Public, Mr José María Lucena Conde, dated 4 December 1992, under number 2794 of his official notary records.

AND AS THE OTHER PARTY:

VILLAR MIR ENERGÍA, S.L. (hereinafter, the “Marketer”), with C.I.F. (V.A.T. No.) B-85253888, with its registered office situated at Paseo de la Castellana, 259-D, planta 47th floor, Madrid, Spain, with Mr José Luis González-Haba González acting on behalf of and representing the foregoing company, in exercise of the powers conferred upon her by virtue of the public deed executed before the Notary Public of Madrid, Mr Jaime Recarte Casanova, dated 18 March 2010 under number 838 of his official notary records.

WHEREAS

ONE. The Purchaser is the owner of industrial facilities situated at Boo de Guarnizo, Cantabria, Spain (hereinafter, the “Facilities” and constitutes, in relation to the foregoing Facilities, a “qualified client”, pursuant to paragraph 3 of Article One of Royal Decree 2820/1998, of 23 December, which established charges for access to the electricity grids, and accordingly the Purchaser is entitled to opt for the electricity supply regime established for the foregoing category of qualified clients. The Universal Supply Point Code (CUPS) for the Facilities is ES0022700000747001DY0F. Furthermore, the Purchaser, in relation to the foregoing Facilities, has formalised its registration at the Administrative Register of Electricity Distributors, Marketers and Qualified Consumers, namely as a Qualified Consumer. The following table sets out the main characteristics of the Facilities:

FACTORY	CUPS (Universal Supply Point Code)	SUPPLY ADDRESS	VOLTAGE (kV)	ATR (Grid access charge)	POWER (Kw)
BOO DE GUARNIZO	ES0022700000747001DY0F	Boo de Guarnizo, Cantabria, Spain	220	6.4	P1: 20,000 Kw P2-P6: 64,000 Kw

TWO. The Marketer is currently in a position to commence the supply of electricity, as it has notified the date of commencement of the supply activities to the Spanish Ministry of Industry, Tourism and Trade on 4 June 2010.

THREE. The Purchaser intends to contract the supply of electricity through the Marketer for the FERROATLÁNTICA-SABÓN Facilities (CUPS (Universal Supply Point Code): ES0022700000747001DY0F).

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Accordingly, the foregoing parties hereby formalise this electricity supply agreement (hereinafter, the “Agreement”) which shall be governed by the provisions of the following articles:

ARTICLES

ONE. PURPOSE OF THE AGREEMENT

By virtue of this Electricity Supply Agreement, the Marketer hereby undertakes to provide to the Purchaser, and the Purchaser hereby undertakes to acquire from the Marketer, the electricity which is consumed from the distribution network at the facilities of FERROATLÁNTICA, S.L. in Boo de Guarnizo (Cantabria, Spain).

Accordingly, the Purchaser, by means of this Agreement, hereby expressly ratifies and authorises the purchase of the electricity which is consumed by the Facilities through the Marketer.

The delivery or supply point of the electricity shall be that which corresponds to the point where the meter is situated for the measurement of the electricity consumption of the Facilities. The supply of the electricity shall be deemed to be effected when the electricity is provided to the Purchaser at the foregoing supply point.

TWO. CHARACTERISTICS OF THE ELECTRICITY SUPPLY AND ELECTRICITY GRID ACCESS CHARGES

The electricity supply voltage and the contracted power, for the purpose of the grid access charge, shall be defined by the Purchaser at least seven (7) days prior to the entry into force of this Agreement. Notwithstanding the foregoing, the Purchaser may, on a temporary basis, effect hourly and quarter-hourly electricity consumption which exceeds the defined average power supply.

The Purchaser shall contract its electricity grid access directly with the Distributor, and accordingly the Marketer shall not invoice any sums whatsoever in relation to the contracting of the Grid Access Charges.

THREE. INVOICING OF THE ELECTRICITY SUPPLIED

3.1 Price of the electricity supply

The invoiceable amount of the electricity supplied and which is measured at the central terminal/buss, is obtained through the application of a price formula which is indexed to the hourly markets price, as well as by the components which comprise the final market price.

•	Hourly market price

The hourly daily market price is defined as the marginal prices (one price for each hour) of the Daily Market for Electricity Production within the Spanish system as published by the Market Operator “Ibérico de Energía – Polo Español, S.A.” on the web page //www.omel.com.

•	Costs of the System Operator

The hourly costs for the foregoing concepts shall be calculated on an hourly basis, as published on the web site of the information systems of the System Operator, Red Eléctrica de España (e-sios). The operating costs of the system shall include the reduction of costs for demand by reason of the deviation excesses.

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•	Capacity payments

The capacity payments shall be billed pursuant to the provisions of applicable regulations, in force from time to time.

•	Losses

The losses shall be billed pursuant to the provisions of applicable regulations, in force from time to time.

3.2 Service management costs

The foregoing concept includes the following costs:

•	Sales margin.

•	Provision of services provided through a web application.

•	Expenses incurred by the Marketer by way of guarantees and financial hedging agreements.

The Marketer shall bill to the Purchaser an amount of 0.18 €/MWh for operating expenses for the net electricity supplied (at the boundary point).

3.3 Option of establishing a fixed price for the electricity supply

The Purchaser may opt for establishing a fixed price for the power per energy periods or blocks and for the term he/she may determine. Accordingly, the Purchaser must file a request which sets out the specific power for which a fixed price is requested (power for each period) and the Marketer shall establish a fixed price for each period which shall take into account the current situation of the electricity markets for the energy, the period in question and the energy profile which has been requested.

In the event that the Purchaser does not consume part of the energy block subject to a fixed price, the Marketer shall solely and exclusively carry out a settlement for the differences between the prices of the aforementioned fixed price and the average registered price in the market during the applicable period. Furthermore, the management expenses provided for under this article shall also be billed for said volume of energy.

Schedule 1 of this Agreement sets out the fixed price electricity supply agreement form between the Marketer and the Purchaser.

3.4 Deviation screening

Average deviation percentage (%) is defined as the sum of the hourly difference of the absolute values between the “Final hourly profile” and the final consumption (measured in kWh) divided between the final consumption (measured in kWh) for the month in question and shall, hereinafter, be referred to as “Deviation”.

In addition to the price of the electricity measured at the central terminal/buss, an additional surcharge shall be applied which shall be associated to the deviations mentioned in this article. Said surcharges are set out in the following table:

Deviation %	Deviation surcharge (€/MWh) Central Terminal/buss Consumed
0 – 2.5%	0
2.5 – 5%	0.075
5% – 7.5%	0.1

From 7.5 % of deviation the Deviation Surcharge shall be increased in 0.025€/MWh per each 2.5% of deviation % over 7.5%. The calculation is monthly

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The Marketer may provide the Client with the option of requesting the program subject to a maximum purchase price limit, as provided for through the Marketer’s software application. Pursuant to said modality, the Client would assume that said program may not have been implemented within the market and as a result thereof its consumption may have to be modified. In said situation, costs of any possible deviations which may be incurred by the Client if it were not to modify its consumption would be assumed by the Client not subject to screening.

All corresponding taxes and levies shall be applicable to the foregoing sums and amounts.

3.5 Application of current taxes

In particular, the special electricity tax shall be applicable to the aforementioned invoicing amounts for the purchase of electricity, as well as all surcharges for use of public services (known as Municipal Tax).

FOUR. EFFECTIVE TERM

This Agreement shall enter into force and effect on 1 July 2010 and shall conclude on 31 December 2010, although it may be extended by way of mutual agreement between the parties. Without prejudice to the foregoing provisions, validity of this Agreement and accordingly, the commencement of electricity supply and the effects thereof, shall be subject to and conditional upon formalisation of the grid access by the distributor company, without prejudice to the terms and provisions set out hereinbelow.

Irrespective of the final date of commencement of electricity supply, the date of conclusion of the Agreement shall be that of 31 December 2010. In the event that the connection of the Facilities to the distribution grid were to be delayed by more than 3 months, as from 1 July 2010, the Agreement shall be subject to and conditional upon the review, by way of mutual agreement between the parties, of the economic terms and conditions for the Supply Point the subject thereof. Alternatively, the Agreement shall be deemed to be null and void.

FIVE. QUALITY OF THE ELECTRICITY SUPPLY

The supply of electricity through the distribution network shall be carried out in accordance with the provisions of current regulations and the Marketer hereby undertakes to promote the incorporation of advanced meter technologies and devices for the quality control of the electricity supply.

The Marketer may assign the performance of services to a subsidiary company, and, in any event whatsoever, shall assume the legal obligations and liabilities vis-à-vis the Purchaser.

SIX. TAXES

All types of charges (taxes, levies, public tariffs) and territorial surcharges which may be established by any type of State, Autonomous Region or local rule or regulation or by way of any judicial resolution shall be for the cost and account of the Purchaser, which shall be obliged to effect payment thereof at the currently applicable rates and with the effects thereof which may be established from time to time. Furthermore, the corresponding Value Added Tax shall be applied to the foregoing amounts.

SEVEN. REVIEW OF PRICES FOR REGULATORY CHANGES

In the event that variations or modifications are implemented to regulated components of the electricity price, said variations or modifications shall be fully applicable to the prices of the Agreement. Regarding the foregoing review, tariffs provided for under Order ITC/3519/2009, of 28 December, shall be considered to constitute benchmark values.

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Furthermore, in the case that regulatory modifications are implemented which introduce new components to the final price or which remove any of the existing components of the price of electricity, said modifications shall be included to the price formulas for the supply modalities which are included under Article Two hereof.

EIGHT. MEASUREMENT EQUIPMENT

The Purchaser hereby undertakes to install, at the supply point, electricity measurement equipment which shall enable a register log to be kept as well as quarter-hourly remote telemetering data regarding the active and reactive energy consumption, in a perfect state of repair, and the Purchaser shall enable the Marketer or the distributor to access the supply point in order to verify the correct installation and operation thereof.

The Client is responsible for the measurement equipment and must not manipulate it, and must immediately notify the measurement equipment’s supplier of any incident which may be detected in relation to the functioning thereof. Furthermore, the Client must enable the distributor company and the Marketer (or any duly authorised legal representative that acts in the name and on behalf thereof) to access the measurement equipment, at all times, for the purposes of carrying out the necessary readings for the invoicing thereof, as well as to examine the functioning thereof and to verify the correct maintenance thereof.

Measurement equipment’s installation and verification shall be paid by the Purchaser. Furthermore, the Purchaser shall install, at its own cost and expense, a dedicated telephone line in order that the measurement equipment may be connected to by the Marketer via modem. In the situation in which the measurement equipment were to fail, and if electricity consumption data was unavailable, the electricity shall be invoiced in accordance with the provisions established for said effects and purposes. If said provisions had not been established, the historical invoiced consumption values in relation to the same period of the year and for similar conditions regarding the Facilities operation, shall be used as a benchmark.

NINE. INVOICING AND PAYMENT TERMS AND CONDITIONS

The Client shall not be obliged to provide any guarantees whatsoever, provided that the payment terms and conditions set out under the following point (“Invoicing and Payments”) of this Agreement are duly complied with, based upon a schedule of fortnightly payments.

Invoicing and Payments

Two types of invoices shall be issued, one for the electricity supplied and another for the management expenses.

The invoices which correspond to the supply of electricity shall be issued in accordance with a fortnightly advance payment schedule, and, accordingly, the PAYMENTS shall comply with an advance payment schedule as per the following structure:

On the 16th day of each month, an invoice shall be issued for the electricity scheduled for each hour as from day 1 of the month to day 15, both inclusive, and the program shall determine the Daily Market Price at each hour; and on day 1 of the following month, another invoice shall be issued for the electricity scheduled for each hour as from day 16 of the month until the final day of the invoiced month, both inclusive, and the and the program shall determine the Daily Market Price at each hour. Said invoices shall be paid within 3 days after the date of receipt thereof by means of direct debit mandate authority, or, in the case of public holidays, on the first business day thereafter. The corresponding VAT amount shall be applied to the foregoing amounts.

These fortnightly payments shall be considered to constitute on account payments for month M settlement, Month M Settlement: Extraordinary costs and surcharges associated with the purchase (Capacity payment, Secondary band, Restrictions, Taxes, etc.) shall be charged through the monthly settlement, together with the settlement of positive or negative deviation of

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corresponding Daily Market Price, in accordance with the schedule of extraordinary costs and surcharges set out in the Specific Terms and Conditions. After REE and OMEL have provided VME with the plants activities results within the market, the corresponding invoice shall be issued for month M settlement, together with details of the calculation method applied. Ferroatlántica shall have the period of 3 business days, as from receipt thereof, in order to validate the invoice for month M settlement. In the case of agreement, Ferroatlántica shall effect payment of the invoice within the period of 3 business days thereafter.

In the event that discrepancies exist in relation to the invoice, within the period of 3 business days following the receipt of the invoice, Ferroatlántica shall effect payment of the sum corresponding to the lesser value of the invoice balances under dispute. Both parties herby establish a limit of 10 business days, after day 15 of the month following electricity consumption, in order to reach agreement regarding any said discrepancies, in which case, Ferroatlántica shall effect payment within the period of 3 days following the agreement. In the event that the parties are unable to reach agreement within the foregoing period of 10 days, the dispute shall be resolved through the jurisdiction of the Courts and Tribunals of the city of Madrid.

Invoices which correspond to “Management Expenses” incurred by the Marketer shall be separately issued, within the period of 5 days following the month in which electricity has been consumed, for electricity settled in the corresponding month. Payment shall be effected on the 15th of the month following the month in which the electricity has been consumed or, if a public holiday, on the first business day thereafter. Said “Management Expenses” an amount of 0.18 €/MWh provisions are set out under the Specific Terms and Conditions of this Agreement.

All scheduling, control and invoicing shall be carried out independently for each one of the points of electricity consumption which are agreed to between the parties to this Agreement.

Without the need for any prior notification or request whatsoever, the Client shall pay interest at the Base Rate (Euribor for one-month deposits in Euros as published by the European Banking Federation for the interest accrual date) plus 3% per annum, applicable to the due and payable amount the subject of default, as from the date on which payment was required until the date on which payment thereof is actually effected. Said interest shall accrue on a daily basis and shall be settled and must be paid on the date on which the defaulted invoice has finally been paid.

The payment of the invoices shall be effected by way of bank transfer.

Suspension of the Electricity Supply

Without prejudice to any other rights that may be available to the Marketer, in the event that the Client was to default on payment of the amounts payable pursuant to this Agreement that are not subject of dispute, and at the payment date thereof, and should said payment default not be rectified within the period of two (2) business days after the receipt by the Client of the notice of payment default which has been issued by the Marketer, then the Marketer may suspend each and every one of the electricity supplied until such time as said amount (together with the interest corresponding to the Base Rate plus 3% per annum) and any other amounts, penalties or surcharges which may be claimed by any third party from the Marketer as a result of the suspension of the electricity supply to the Client pursuant to the provisions of Article 3.3, have been totally and fully paid.

Nonetheless, in the event that any amount which is due and payable by the Client, and which is not the subject of dispute, were to remain unpaid for a period equal to or exceeding two (15) days, and without prejudice to the right of VILLAR MIR ENERGÍA, S.L. to terminate the Agreement and to claim payment of any outstanding amounts in accordance with the terms thereof, the Marketer may suspend the electricity supplies to the Client and may furthermore instruct the distributor to suspend access to the electricity grid (disconnection from the electricity grid) until such time as the Client has paid the Marketer the totality of the amounts which are due and payable pursuant to the Agreement, together with any other expenses inherent to the re-connection of the Client, which may be paid directly to the distributor company.

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Concepts included within the Price of the Agreement

The parties hereby agree that the Price of the Agreement includes the concepts set out under the Specific Terms and Conditions.

Concepts not included within the Price of the Agreement

The Price of the Agreement does not include the electricity grid access charges, the surcharges for excess power and for reactive energy, as well as any other concepts other than the concepts which are set out under Article Three thereof, and accordingly all said expenses and charges shall be solely and exclusively for the cost and account of the Client.

Taxes

It shall be understood that the amounts to be paid by virtue of the terms of this Agreement do not include the Value Added Tax, which must be paid by the Client at the tax rate applicable from time to time.

Power Supply Invoicing and Operation Costs Samples corresponding to the Marketer are detailed in Schedule 3 herein.

TEN. ELECTRICITY CONSUMPTION FORECAST

In order to optimise the purchase of electricity within the wholesale electricity market, the Purchaser shall send to the Marketer the future electricity consumption forecasts for the Facilities. In particular, the Purchaser shall carry out the following communications:

1.	Monthly electricity consumption schedule: Daily electricity consumption schedule for the complete month M+1. The monthly electricity consumption schedule shall be provided to the Marketer prior to the 15th of each month.

2.	Weekly electricity consumption schedules: The monthly electricity consumption schedule may be corrected by means of re-schedules which shall be notified to the Marketer prior to Thursday at 6:00 pm for the reference period which shall include Saturday, Sunday and the entire subsequent week. The weeks may also form part of different months. The period of the electricity consumption schedules may also be variable (as specified in Schedule 2; such period shall be specified in the file name where notification is sent.), however must be included within the reference period.

3.	Daily electricity consumption schedules: The weekly electricity consumption schedules may be corrected by means of re-schedules, which must be notified as soon as practicable, in order to adjust the schedules to the real electricity consumption of the Facilities. In light of the foregoing, the Client may send the schedule for day D, prior to 09:55 am the day beforehand, namely D-1. Notwithstanding the foregoing, the Client shall use its best endeavours to provide the Marketer with an estimation of the electricity consumption schedule for day D prior to 09:15 am on day D-1.

4.	Unforeseen incidents: Any unforeseeable incidents or changes which may significantly affect the forecast electricity consumption and which are not included within the monthly electricity consumption schedule or in the weekly electricity consumption schedules, may be notified to the Marketer at any time whatsoever. Samples and notification procedure on schedules are contained in Schedule 2 herein.

Said notifications shall be carried out by means of the web software application of VME, by e-mail or telephonically.

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ELEVEN. SETTLEMENT CALCULATIONS

In order to optimise the notification of the respective electricity consumption schedules, the Marketer shall install, at its cost and expense, a specific software application by which the electricity consumption schedules may be send and unforeseen incidents may also be resolved.

In turn, in order to provide the best possible detailed information, the Marketer shall provide a software application for the downloading of provisional settlements.

TWELVE. TEMPORARY SUSPENSION OF THE ELECTRICITY SUPPLY

1.	The Marketer shall be authorised and empowered to temporarily suspend the electricity supply, without being held liable for said suspension, in any of the following situations:

•	In the event of any situation of force majeure, in accordance with the provisions of Article Fourteen hereinbelow.

•	If any of the situations which authorise and empower the Marketer to terminate the Agreement were to take place, and in particular, in the event of any default by the Purchaser of any of the amounts due and payable to the Marketer.

2.	In any event, the Marketer shall notify the Purchaser of the date of the temporary suspension of the electricity supply as soon as practicable and with as much notice as possible. Furthermore, the supply shall be re-established as soon as reasonably possible by the Marketer, which shall carry out the necessary procedures and actions in order to minimise the period of interruption of the electricity supply.

3.	When the reason for the disconnection from the electricity grid was that of a payment default by the Purchaser, any subsequent re-connection or re-establishment of the electricity supply shall be conditional upon and subject to the payment by the Purchaser to the Marketer of the outstanding amounts and of all of the costs and expenses incurred by reason of the suspension and re-connection of the electricity supply and, as the case may be, the establishment of any type of guarantee or deposit.

4.	Furthermore, the Marketer may exercise its right to terminate the Agreement, in accordance with the provisions of the article relating to the termination of this document.

THIRTEEN. FORCE MAJEURE

Neither of the Parties shall be held liable for the breach of any of their respective obligations pursuant to the terms of this Agreement, when said breach has been caused by any situation of force majeure or any unforeseeable or accidental situation, in accordance with the provisions of Article 1,105 of the Spanish Civil Code or by reason of the adoption or implementation by the Government of any of the measures provided for under Section 10 of the Spanish Electricity Sector Act (hereinafter, “Force Majeure”), provided that:

•	The circumstances of the situation of Force Majeure are not the result, in full or in part, of any breach, omission or negligence of the party which claims to be released from its obligations;

•	The party which claims to be released from its obligations notifies the other party of the circumstances of the situation of Force Majeure as soon as practicable; and

•	The party which claims to be released from its obligations adopts and implements all of the reasonable measures in order to minimise the effects and impacts of said situation of Force Majeure.

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In the event of a situation of Force Majeure, the parties shall jointly decide upon the measures to be adopted and if the situation of Force Majeure were to be prolonged, without interruption, for a period of more than one (1) month, without the parties having been able to reach agreement in respect thereof, either of the parties shall be empowered to terminate this Agreement.

FOURTEEN. TERMINATION OF THE AGREEMENT

The following situations shall constitute grounds for the termination of the Agreement:

1.	The breach by either of the parties of any of their respective obligations pursuant to the Agreement.

2.	When either of the parties the subject of any situation of bankruptcy, payments suspension[1], or general situation of insolvency.

3.	By reason of the expiry of the contractual term provided for in this Agreement as well as any of the extension or renewal periods thereof.

Any of the parties that intend to exercise said right of termination based upon the grounds for resolution provided for under points 1 and 2 of this article, must notify the other party thereof in order that the other party may rectify the breach in question within the non-extendible period of 7 days. After the expiry of said period, should the ground for termination not have been rectified by the party in question, the other party shall be empowered to terminate the Agreement.

In the event that the Purchaser was the party in breach of any of the aforementioned grounds for termination of the Agreement, the Marketer may, in any event, suspend the electricity supply, by way of notification to the Purchaser at least 24 hours beforehand. And all of the foregoing, without prejudice to the right of the Marketer to exercise its right to terminate the Agreement, as provided for under this article.

Upon the termination of the Agreement, the Purchaser shall be obliged to pay all of the deposited amounts as provided for under the Invoicing and Payment Terms and Conditions Article.

Without prejudice to the foregoing, the Marketer hereby expressly reserves the right to claim the corresponding compensation sums, for the amount of the losses and damages which may be incurred thereby as a result of the acts or omissions of the Purchaser.

FIFTEEN. APPLICABLE LAW AND JURISDICTION

This Agreement shall be governed and shall be interpreted by applicable Spanish law and in particular, pursuant to the Spanish Electricity Sector Act 54/97, of 27 November, as well as the implementation regulations thereof. In relation to any dispute or disagreement which may arise in relation to the interpretation, execution or performance of this Agreement, the parties hereby expressly submit themselves to the jurisdiction of the Courts and Tribunals of Madrid, and expressly waive any rights to any other jurisdiction which may otherwise have been available thereto.

SIXTEEN. PARTIAL NULLITY

In the event that any of the articles contained in this Agreement were to be declared to be null and void by any Court or competent authority, said articles shall be deemed to not form part of this Agreement and accordingly shall be rendered null and void, however said nullity shall not affect, in any way whatsoever, the rest of the articles of this Agreement. In any event, the parties hereby undertake to negotiate, in good faith and in accordance with the spirit of this agreement, an alternative wording to the article or articles which have been rendered null and void.

[1]	Translator’s note: In this context, the term “payments suspension” refers to a type of debt moratorium or temporary receivership situation where a suspension is imposed on payments.

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SEVENTEEN. CONFIDENTIALITY

All of the information acquired or received as a result of or in relation to the Agreement, including the terms thereof in relation to the other party, shall be considered to constitute strictly confidential information.

EIGHTEEN. NOTIFICATIONS

Any notification which must be effected by virtue of this Agreement shall be effected in writing and must be signed by the party in question and furthermore said notification shall be sent by way of telex, facsimile or registered mail to the address and for the attention of the respective persons which are set out hereinbelow, unless any modification to the following information has been formally notified to the other party.

	On behalf of the Marketer:	On behalf of the Purchaser:

Name	Mr José Luis González-Haba González	Mr Carlos Oliete Fernández

Telephone	+34 91 590 32 32	+34 981 706 300

Fax	+34 91 561 76 06	+34 981 746 704

Address	Paseo de la Castellana, 259 D, 47th Floor, 28046, Madrid, Spain	Carretera de Muros, s/n, 15270 Cee – A Coruña, Spain

And in witness thereof, the parties hereby execute this document, in duplicate copies which together constitute a single document, at the place and on the date set out hereinabove.

FERROATLÁNTICA, S.L.	VILLAR MIR ENERGÍA, S.L.

[Illegible signature]	[Illegible signature]

Mr Carlos Oliete Fernández	Mr José Luis González-Haba González

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SCHEDULE 1: FIXED PRICE ELECTRICITY SUPPLY FORM

Operation Date: 22/06/2010

As the first party:

FERROATLÁNTICA, S.L., (hereinafter, the “Purchaser” or the “Client”), with N.I.F. (V.A.T. No.) B-80420516, with its registered office situated at Paseo de la Castellana, 259 D, 49th floor, Madrid, Spain, with Mr Carlos Oliete Fernández acting on behalf of and representing the foregoing company, in exercise of the powers conferred upon him by virtue of the public deed executed before the Notary Public, Mr José María Lucena Conde, dated 4 December 1992, under number 2794 of his official notary records.

And as the other party:

VILLAR MIR ENERGÍA, S.L. (hereinafter, “VME”), with C.I.F. (V.A.T. No.) B-85253888, with its registered office situated at Paseo de la Castellana, 259-D, planta 47th floor, Madrid, Spain, with Mr José Luis González-Haba González acting on behalf of and representing the foregoing company, in exercise of the powers conferred upon her by virtue of the public deed executed before the Notary Public of Madrid, Mr Jaime Recarte Casanova, dated 18 March 2010 under number 838 of his official notary records.

Whereas:

VME and the Client hereby agree to provide the electricity supply, whether in full or in part, to the facilities owned by FERROATLÁNTICA situated in Boo de Guarnizo (Cantabria, Spain) subject to a fixed price regime.

VME and the Client hereby establish a Fixed Price for a Fixed Volume of electricity consumption in order to change the component of the Daily Market Price for a Fixed Price for a specific volume of electricity.

VME and the Client shall settle the scheduled periods in accordance with the following price schedule.

PERIOD	BASE LOAD (MW)	BASE LOAD PRICE (€/MWh)	VOLUME (MWh)

Each hour, the Client shall pay to VME the BASE LOAD PRICE for the MW established in the foregoing table.

Each hour, if:

The electricity consumption exceeds the BASE LOAD, the Client shall pay VME the value of the Daily Market Price multiplied by the difference between the electricity consumption and the BASE LOAD.

If the electricity consumption were less than the BASE LOAD, the VME shall pay the Client the value of the Daily Market Price multiplied by the difference between the BASE LOAD and the electricity consumption.

ELECTRICITY SUPPLY FRAMEWORK AGREEMENT FOR THE FACILITIES OF “FERROATLÁNTICA, S.L.” SITUATED AT BOO DE GUARNIZO (CANTABRIA, SPAIN)	Page 12 of 16

The stipulated prices shall only relate to electricity, the rest of the concepts (losses, demand surcharges and taxes) shall be invoiced in accordance with the provisions of Article Three of the Supply Agreement.

Early Termination. In the event that any of the parties were to exercise their right of Early Termination of this Agreement, said party must compensate the other party, according to the following formula:

Compensation = (A – B) x (C+ €2/MWh)

Where:

A: VOLUME OF ELECTRICITY

B: BASE LOAD for the number of hours from the date of Early Termination of the Agreement to the expiry date thereof.

C: OMIP Future Price as at the date of Early Termination – OMIP Future Price on the date of execution of the Agreement. The value of C shall be expressed in Euros/MWh and in absolute values. Where the OMIP Future Price on the date of Early Termination shall constitute the mere arithmetic average of the Future Market Prices of the period between the final date which has been settled subsequent to the notification of the Early Termination and the expiry date of the Agreement as provided for under the Specific Terms and Conditions. Such prices are published by OMIP OPERADOR DEL MERCADO IBÉRICO DE ENERGÍA – POLO PORTUGUES, S.A. at its internet web site, with URL: http://www.omip.pt/; if said prices are no longer published at the foregoing web site, but are published by OMIP or the entity which replaces OMIP at another internet URL or through any other means or support media, as from said time the prices shall be those which are published at said new internet URL or through said new support media. If either of the parties was to have knowledge of any change of URL or change of support media at or through which the prices are published, said party must notify the other party thereof within the period of five business days thereafter. The prices shall be rounded to a maximum of three decimal places, whereby 0.0005 shall be rounded up to 0.001.

[Illegible signature]	[Illegible signature]

Signed by:	Signed by:
Mr Carlos Oliete Fernández	Mr José Luis González-Haba González
Client: FERROATLÁNTICA, S.L.	VILLAR MIR ENERGÍA, S.L.

ELECTRICITY SUPPLY FRAMEWORK AGREEMENT FOR THE FACILITIES OF “FERROATLÁNTICA, S.L.” SITUATED AT BOO DE GUARNIZO (CANTABRIA, SPAIN)	Page 13 of 16

SCHEDULE 2: CONSUMPTION SCHEDULES

Delivery formats

An xls or txt. format file will be received, according to the sample agreed by the parties. The file will specify CUPS and period to which the schedule refers.

Delivery method

Delivery will be made through the web app developed to such purpose by the Marketer.

In case of error in the application, the delivery will be made, alternatively, by email on the dates established for such purpose at the following addresses:

jlgh@gvme.es

mlh@gvme.es

pfa@gvme.es

rrca@gvme.es

If delivered by email, one of the following titles will appear in the subject line: Programación Mensual (Monthly Schedule), Programación Semanal (Weekly Schedule) or Imprevisto (Unexpected event), as appropriate. All deliveries will be confirmed by acknowledgement of receipt.

In case of error in email communication, schedules may be sent (under the same formats) by fax, according to the contact information agreed by the parties herein.

ELECTRICITY SUPPLY FRAMEWORK AGREEMENT FOR THE FACILITIES OF “FERROATLÁNTICA, S.L.” SITUATED AT BOO DE GUARNIZO (CANTABRIA, SPAIN)	Page 14 of 16

SCHEDULE 3: POWER SUPPLY INVOICE SAMPLES

Power supply invoice

VM energía	VILLAR MIR ENERGÍA
Torre Espacio
Paseo de la Castellana, 259- D 47[a]
28046 Madrid
Tax Identification number: B-85253888

ELECTRIC POWER SUPPLY INVOICE

Invoice No:	xxxxxxxxxx
Invoice Period	Start Date:	Expiration Date:

FERROATLÁNTICA BOO	CUPS	ES0027700000747001DY0F
	Fee	6.4
	ATR Management:	Customer
	Deviation Surcharge:	VME

	Guarantee Management	0.00%
Payment Period	Start Date: 01-Jul-10	End Date: Dec-31-10

MWh
Net Consumed Energy
Gross Consumed Energy (Net + Losses)
Scheduled Energy
Schedule Deviation

Market Costs (applicable to Gross Energy)	MWh	€/MWh		€
%
Daily Market	MD	—		—
—
Financing of Payments by Capacity	PC3	—		—
Surcharge for technical restrictions PBF	SC RT PBF	—		—
Secondary Band Surcharge	SC BS	—		—
Surcharge for technical restrictions Real Time	SC RT TR	—		—
Schedule deviation (Surcharge)	DSV (SC)	—		—
Cost reduction for deviation excess	MCE	—	—	—

Subtotal Market Costs	SUB2	—		—

Nuclear moratorium	MN	—		0,00%

Total Market Prices	SUB3			—

TOTAL	—	—		—

Invoicing Summary

	MWH	€/MWH	€
Total market costs	SUB3	—
Cost Reduction for deviation excess	MCE+	—

		BASE (€)%		€
Financial cost	CF	—	0.0%
Municipal Tax	IM	—	1.5%
Electricity Tax	IE	—
VAT	VAT	—	16.0%
Total Invoice

Method of Payment:
Wire transfer to:
Bank:
Account No.:

ELECTRICITY SUPPLY FRAMEWORK AGREEMENT FOR THE FACILITIES OF “FERROATLÁNTICA, S.L.” SITUATED AT BOO DE GUARNIZO (CANTABRIA, SPAIN)	Page 15 of 16

Operation Costs Invoice from Villar Mir Energía

VM energía	VILLAR MIR ENERGÍA
Torre Espacio
Paseo de la Castellana, 259- D 47[a]
28046 Madrid
CIF: B-85253888

VILLAR MIR ENERGÍA OPERATION COST INVOICE FOR POWER SUPPLY

Invoice No:	xxxxxxxxxx
Invoice Period	Start Date:	Expiration Date:

FERROATLÁNTICA BOO	CUPS	ES0027700000747001DY0F
	Fee	6.4

	ATR Management:		Customer
	Deviation Surcharge:	VME
	Representation Price:	0.18	€/MWh (net energy)

	Guarantee Management	0.00%

Payment Period	Start Date: 01-Jul-10		End Date: 31 Dec 10

	MWh
Net Consumed Energy
Scheduled Energy
Schedule Deviation

GVM Energía: Operation Costs (over Net Energy)	RCE	—	0.18	—

TOTAL	—	—	—

Invoice Summary

	MWH	€/MWH	EUR

GVM Energía: Operation Costs (over Net Energy)	RCE +	—		—

		Base (€)%		EUR
Financial Cost	CF	—	0,0%	—

VAT	VAT	—	16.0%	—

Total Invoice

Method of Payment
Wire transfer to:
Bank:
Account No.:

ELECTRICITY SUPPLY FRAMEWORK AGREEMENT FOR THE FACILITIES OF “FERROATLÁNTICA, S.L.” SITUATED AT BOO DE GUARNIZO (CANTABRIA, SPAIN)	Page 16 of 16

[Bears the symbol of “VM Energía”]
Electricity Supply Agreement
SPECIFIC TERMS AND CONDITIONS
Marketer: VILLAR MIR ENERGÍA, S.L., with its registered office situated at Paseo de la Castellana, 259D, 47th Floor, Madrid, Spain; C.I.F. (V.A.T. No.) B-85253888. Telephone: (+34) 91 590 32 30 Fax: (+34) 91 561 76 06
Client FERROATLÁNTICA, S.L. C.I.F. (V.A.T. No.) B-80420516
Registered Office: Paseo de la Castellana, 259 D, 49th Floor, Madrid, Spain Telephone: (+34) 981 706 300 Fax: (+34) 981 746 704
Supply Point: FACTORY IN BOO DE GUARNIZO (CUPS: ES0027700000747001DY0F)
The Marketer and the Client hereby agree to formalise this final electricity Supply Agreement, subject to the following Specific Terms and Conditions.
Commencement date: 1-07-2010 Date of expiry of the agreement 31-12-2010
Supply Voltage >145 kV
Management Costs: (€/MWh) 0.180
ELECTRICITY PRICE
The price of the electricity the subject of this Agreement shall be the sum of the following concepts, subject to the subsequent application of the corresponding taxes:
DAILY MARKET PRICE
POWER OUTPUT WARRANTY
PRICE FOR THE DEMAND FOR RESTRICTIONS IN PBF (BASE OPERATING SCHEDULE) DEMAND PRICE FOR SECONDARY BAND (SB) DEMAND PRICE FOR REAL TIME RESTRICTIONS
REDUCTION OF DEMAND COSTS FOR DEVIATION EXCESSES
The foregoing concepts shall be applied to the real demand measured at the central terminal/buss The Electricity Deviation Price (PDESV) shall be calculated in accordance with the following table:
% Deviation Penalty in BL (€/MWh)
< 3% 0
3 – 5% 0.15
5 – 10% 0.2
> 10% 0.4
Whereby the % deviation corresponds to the sum of the absolute values of the deviated MWh each hour divided by the electricity consumption measured at the central terminal/buss. The calculation is executed monthly.
The corresponding surcharges for taxes and levies shall be applicable to all of the foregoing concepts.
During the term of the supply, FERROATLÁNTICA may hedge consumption base loads (in accordance with Schedule 1).
FERROATLÁNTICA, S.L. VILLAR MIR ENERGÍA, S.L.
[Illegible signature] [Illegible signature]
Name: Mr Carlos Oliete Fernández Name: Mr José Luis González-Haba González
Date: 22 June 2010 Date: 22 June 2010
VILLAR MIR ENERGÍA